UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

Emerald Expositions Events, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

On November 20, 2018, Emerald Expositions Events, Inc. (“Emerald” or the “Company”) issued a press release announcing that the Board of Directors (the “Board”) of Emerald authorized and approved a share repurchase program (the “Share Repurchase Program”) pursuant to which Emerald may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $20,000,000 through open market purchases (either with or without a 10b5-1 plan), block transactions, privately negotiated purchases or otherwise, through and including December 31, 2019, subject to early termination or extension by the Board. The Share Repurchase Program does not obligate the Company to purchase any shares and may be suspended or discontinued at any time without notice. The Company anticipates funding any share repurchases from its cash on hand and permitted borrowings under the Company’s credit facilities. The timing and amount of any shares repurchased under the Share Repurchase Program will depend on a variety of factors, including available liquidity, general market and economic conditions, regulatory requirements, capital structure optimization, valuation metrics and other factors.

The press release is being filed as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Emerald Expositions Events, Inc. dated November 20, 2018, announcing the authorization and approval of a share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2018		EMERALD EXPOSITIONS EVENTS, INC.
	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary